Exhibit 10.12

SUPPLEMENTAL AGREEMENT TO LEASE AGREEMENT

[Unofficial English Translation]

PARTY A: Dongguan Huadeng Industry Investment Co., Ltd.

PARTY B: Dongguan Enliqi Electronic Technology Co., Ltd.

Party A and Party B signed Property Lease Agreement on September 17, 2019 and Supplemental Agreement on February 27, 2020 for Party A to lease Unit 501, Block 3, 105 Yati South 1st Road, Qiaotou Town, Dongguan, and 17 dormitory rooms to Party B for use. The lease expiration date is November 30, 2020. As the lease is expiring soon, both parties hereby enter into this supplemental agreement on an equal, fair, and voluntary basis following friendly discussions:

1.	Party A and Party B agree to extend the lease expiration date from November 30, 2020 to December 31, 2020.
2.	During the period of the extension agreed between Party A and Party B, Party B agrees to pay Party A rent for the factory premises at the rate of RMB 16/square meter/month, as well as rent for the dormitory at the rate of RMB 580/room/month.
3.	Unless otherwise agreed herein, all other matters shall be handled according to the provisions of the Property Lease Agreement signed on September 17, 2019.
4.	This Supplemental Agreement constitutes an effective part of and has the same legal force as the Property Lease Agreement.
5.	This Supplemental Agreement shall enter into force on the date it is signed and sealed by Party A and Party B.
6.	This Supplemental Agreement is prepared in duplicate. Both parties shall hold one copy each. All copies have the same legal force.

Party A’s official seal: Dongguan Huadeng Industry Investment Co., Ltd. (Seal Affixed)

Representative’s signature: /s/ Yiwei Yang (Fingerprint Affixed)

Date: November 6, 2020

Party B’s official seal: Dongguan Enliqi Electronic Technology Co., Ltd. (Seal Affixed)

Representative’s signature: /s/ Dexiong Zhang

Date: November 6, 2020